Exhibit 21.1

BROADVISION, INC. AND SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

▪	BroadVision France, S.A., organized under the laws of France

▪	BroadVision Germany GmbH, organized under the laws of Germany

▪	BroadVision U.K., Ltd., organized under the laws of the United Kingdom

▪	BroadVision Professional Services (formerly Fidutec Information Technology, SA), organized under the laws of Switzerland

▪	BroadVision Srl, organized under the laws of Italy

▪	BroadVision Asia Pacific Ltd., organized under the Companies Ordinance of Hong Kong

▪	BroadVision Korea Company LTD., organized under the laws of Korea

▪	BroadVision Argentina S.R.L., organized under the laws of Argentina

▪	BroadVision Scandinavia AB, organized under the laws of Sweden

▪	BroadVision Iberica S.A., organized under the laws of Spain

▪	BroadVision do Brazil Ltda., organized under the laws of Brazil

▪	BroadVision China, organized under the laws of China

▪	BroadVision Canada Inc, organized under the laws of Canada

▪	BroadVision Australia PTY Ltd., organized under the laws of Australia

▪	BroadVision BV Limited, organized under the laws of Bermuda

▪	Nihon BroadVision KK, organized under the laws of Japan

▪	Interleaf GmbH, organized under the laws of Germany

▪	Interleaf FSC, organized under the laws of the BVI.

▪	BroadVision System PVT LTD., organized under the laws of India

▪	BroadVision Delaware LLC, organized under the laws of the state of Delaware

▪	BroadVision Barbados Ltd., organized under the laws of Barbados

▪	BroadVision OnDemand (Beijing) Ltd., organized under the laws of China